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                                                                    EXHIBIT 99.3

ENCORE ACQUISITION CHAIRMAN AND CEO I. JON BRUMLEY ELECTED
TO HANOVER COMPRESSOR BOARD OF DIRECTORS

HOUSTON, February 26, 2002 - Hanover Compressor (NYSE: HC), the leading provider of outsourced natural gas compression services, today announced the election of
I. Jon Brumley, Chairman and Chief Executive Officer of Encore Acquisition Company (NYSE: EAC) of Fort Worth to Hanover's board of directors.

"Jon Brumley is a seasoned energy industry executive with an outstanding record of developing several oil and gas production companies into industry leading companies," said Michael O'Connor, chairman of Hanover. "His disciplined approach, recognized managerial and financial acumen, and energy industry expertise will provide a valuable perspective to our company."

Mr. Brumley began his career with Southland Royalty Company as a risk analyst in 1967 and became its President in 1974. In 1980, while Mr. Brumley was President and Chief Executive Officer, Southland carved out two groups of producing properties and formed two royalty trusts called the San Juan Basin Royalty Trust and the Permian Basin Royalty Trust. These royalty trusts still trade on the NYSE under the symbols SJT and PBT, respectively. In 1985, Southland was acquired by Burlington Northern Railroad.

In 1986, Mr. Brumley co-founded Cross Timbers Oil Company to focus on the acquisition and development of long-lived oil and natural gas properties. In 1992, while Mr. Brumley was Chairman of the Board, Cross Timbers created the Cross Timbers Royalty Trust and, in 1993, Cross Timbers Oil Company had its initial public offering. Cross Timbers Oil Company recently changed its name to XTO.

In August 1996, Mr. Brumley accepted the position of Chairman and Chief Executive Officer of MESA, and in August 1997 MESA was merged with Parker Parsley to become Pioneer Natural Resources Company.

In 1998, Mr. Brumley and his son, Jon S. Brumley, formed Encore Acquisition Company.

Mr. Brumley holds a Bachelors degree in business administration from the University of Texas and a MBA from the University of Pennsylvania.

About Encore Acquisition Company

Organized in 1998, Encore (www.encoreacq.com) is a growing independent energy company engaged in the acquisition, development and exploitation of North American oil and natural gas reserves. Encore's oil and natural gas reserves are located in the Williston Basin of Montana and North Dakota, the Permian Basin of Texas and New Mexico, the Anadarko Basin of Oklahoma

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and the Powder River Basin of Montana. The company completed an IPO in March
2001 and today has an enterprise value of approximately $525 million.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

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Certain matters discussed in this press release are "forward-looking statements"
intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.